Sprinklr Announces Fourth Quarter and Full Year Fiscal 2026 Results
•Q4 Total Revenue of $220.6 million, up 9% year-over-year
•Q4 Subscription Revenue of $193.4 million, up 6% year-over-year
•Q4 net cash provided by operating activities of $20.7 million and free cash flow* of $15.9 million in Q4
•RPO flat and cRPO up 1.0% year-over-year, respectively
•141 $1 million customers
•In March 2026, the Board of Directors authorized a new $200 million stock repurchase program. We intend to execute a $125 million Accelerated Share Repurchase imminently, which reflects the Company's balance sheet strength and free cash flow generation

NEW YORK, New York--March 11, 2026--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its fourth quarter and fiscal year ended January 31, 2026.
“The fourth quarter capped a pivotal year in our transformation. We strengthened the quality of our customer engagements, advanced our innovation leadership, expanded operating margins, and delivered strong free cash flow,” said Sprinklr President and CEO, Rory Read.

Read continued, “As we enter the next year of our transformation, we will maintain this focus while staying diligent given recent macro events. We are confident in our strategy, improving execution, and the progress we expect ahead. With this momentum and our strong balance sheet, our Board has authorized a $200 million stock repurchase program, underscoring our commitment to delivering long‑term stockholder value.”

Fourth Quarter Fiscal 2026 Financial Highlights
•Revenue: Total revenue for the fourth quarter was $220.6 million, up from $202.5 million one year ago, an increase of 9% year-over-year. Subscription revenue for the fourth quarter was $193.4 million, up from $182.1 million one year ago, an increase of 6% year-over-year.
•Operating Income and Margin*: Fourth quarter GAAP operating income was $14.2 million, compared to operating income of $10.5 million one year ago. Non-GAAP operating income was $37.7 million, compared to non-GAAP operating income of $26.3 million one year ago. For the fourth quarter, GAAP operating margin was 6% and non-GAAP operating margin was 17%, compared to GAAP operating margin of 5% and non-GAAP operating margin of 13% in the fourth quarter of fiscal year 2025.
•Net Income Per Share*: Fourth quarter GAAP net income per share, diluted was $0.04, compared to GAAP net income per share, diluted of $0.37 in the fourth quarter of fiscal year 2025. Non-GAAP net income per share, diluted for the fourth quarter was $0.13, compared to non-GAAP net income per share, diluted of $0.10 in the fourth quarter of fiscal year 2025.
•Cash, Cash Equivalents, and Marketable Securities: Total cash, cash equivalents, and marketable securities as of January 31, 2026 was $502.5 million.
Full Year Fiscal 2026 Financial Highlights
•Revenue: Total revenue for fiscal year 2026 was $857.2 million, up from $796.4 million one year ago, an increase of 8% year-over-year. Subscription revenue for fiscal year 2026 was $756.3 million, up from $717.9 million one year ago, an increase of 5% year-over-year.
•Operating Income and Margin*: Fiscal year 2026 operating income was $40.2 million, compared to an operating income of $24.0 million one year ago. Non-GAAP operating income for fiscal year 2026 was $146.2 million, compared to non-GAAP operating income of $89.8 million one year ago. For fiscal year 2026, GAAP operating margin was 5% and non-GAAP operating margin was 17%, compared to GAAP operating margin of 3% and non-GAAP operating margin of 11% in fiscal year 2025.
•Net Income Per Share*: Fiscal year 2026 GAAP net income per share, diluted was $0.09, compared to GAAP net income per share, diluted of $0.44 in fiscal year 2025. Non-GAAP net income per share, diluted for fiscal year 2026 was $0.49, compared to non-GAAP net income per share, diluted of $0.37 in fiscal year 2025.
* Free cash flow, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to net cash provided by operating activities, operating income, net income, or net income per share, as applicable, the closest comparable GAAP measure, at the end of this release.

Financial Outlook
Sprinklr is providing the following guidance for the first fiscal quarter ending April 30, 2026:
•Subscription revenue between $193 million and $194 million.
•Total revenue between $215.5 million and $216.5 million.
•Non-GAAP operating income between $28.5 million and $29.5 million.
•Non-GAAP net income per share of approximately $0.09, assuming 245 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2027:
•Subscription revenue between $778 million and $780 million.
•Total revenue between $869 million and $871 million.
•Non-GAAP operating income between $144 million and $146 million.
•Non-GAAP net income per share between $0.47 and $0.48, assuming 244 million diluted weighted-average shares outstanding.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that the following non-GAAP financial measures associated with our consolidated statements of operations are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges, amortization of stock-based compensation expense associated with capitalized internal-use software, amortization of acquired intangible assets, release of U.S. federal and state valuation allowances, and the estimated tax effect related to the non-GAAP items, as well as other one-time charges, such as restructuring charges, costs associated with acquisitions, non-recurring litigation costs, and facility exit costs. We believe that it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods.
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations for non-GAAP operating income or non-GAAP net income per share to their respective most directly comparable U.S. GAAP measures because of the high variability, complexity, and low visibility of the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, March 11, 2026, to discuss fourth quarter and full year fiscal 2026 financial results, as well as the first quarter and full year fiscal 2027 outlook, at 8:30 a.m. Eastern Time, 5:30 a.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13758800. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr, Inc.
Sprinklr is the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), empowering brands to deliver extraordinary experiences at scale — across every customer touchpoint.

By combining human intelligence with the enhancements and insights of artificial intelligence, Sprinklr helps brands earn trust and loyalty through personalized, seamless, and efficient customer interactions. Sprinklr’s unified platform provides powerful solutions for every customer-facing team — spanning social media management, marketing, advertising, customer feedback, and omnichannel contact center management — enabling enterprises to unify data, break down silos, and act on real-time insights.

Today, 1,600+ enterprises — including Microsoft, P&G, Samsung, and 59% of the Fortune 100 — rely on Sprinklr to help them deliver consistent, trusted customer experiences worldwide.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year fiscal 2027, our stock repurchase program and the impact of, and our ability to execute, our corporate strategies and business initiatives. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: the risk that the potential benefits of the stock repurchase program are not realized; our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable economic, political and market conditions, including as a result of public health crises, fluctuations in inflation and interest rates, the imposition of tariffs in the U.S. and abroad, the recent and any future U.S. government shutdown, or geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, filed with the SEC on December 4, 2025, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC, including our Annual Report on Form 10-K for the year ended January 31, 2026. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics
RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.
cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.
Investor Relations:
ir@sprinklr.com
Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2026	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$162,969	$145,270
Marketable securities	339,537	338,189
Accounts receivable, net of allowance of $7.4 million and $8.1 million, respectively	278,081	285,656
Prepaid expenses and other current assets	107,393	84,982
Total current assets	887,980	854,097
Property and equipment, net	33,454	31,591
Goodwill and other intangible assets	50,144	49,957
Operating lease right-of-use assets	43,094	44,626
Deferred tax asset, non-current	70,400	90,369
Other non-current assets	119,989	113,559
Total assets	$1,205,061	$1,184,199

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$33,781	$27,353
Accrued expenses and other current liabilities	91,538	79,285
Operating lease liabilities, current	8,433	7,462
Deferred revenue	420,339	403,483
Total current liabilities	554,091	517,583
Deferred revenue, non-current	12,824	6,276
Operating lease liabilities, non-current	38,299	41,243
Other liabilities, non-current	7,204	7,034
Total liabilities	612,418	572,136
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common stock	3	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,376,487	1,268,920
Accumulated other comprehensive loss	(5,711)	(6,969)
Accumulated deficit	(754,309)	(626,065)
Total stockholders’ equity	592,643	612,063
Total liabilities and stockholders’ equity	$1,205,061	$1,184,199

Sprinklr, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Revenue:
Subscription	$193,444	$182,067	$756,339	$717,923
Professional services	27,148	20,472	100,861	78,471
Total revenue	220,592	202,539	857,200	796,394
Costs of revenue:
Costs of subscription(1)	47,871	38,131	178,634	140,730
Costs of professional services(1)	27,895	20,685	100,783	81,026
Total costs of revenue	75,766	58,816	279,417	221,756
Gross profit	144,826	143,723	577,783	574,638
Operating expense:
Research and development(1)	25,321	22,558	96,001	91,621
Sales and marketing(1)	70,974	76,245	287,639	319,615
General and administrative(1)	33,434	34,605	137,119	136,611
Restructuring(1)	926	(144)	16,785	2,821
Total operating expense	130,655	133,264	537,544	550,668
Operating income	14,171	10,459	40,239	23,970
Other income, net	6,388	4,913	26,550	24,322
Income before provision (benefit) for income taxes	20,559	15,372	66,789	48,292
Provision (benefit) for income taxes	11,605	(83,307)	43,884	(73,317)
Net income	$8,954	$98,679	$22,905	$121,609
Net income per share, basic	$0.04	$0.39	$0.09	$0.47
Weighted average shares used in computing net income per share, basic	247,571	254,911	250,834	260,241
Net income per share, diluted	$0.04	$0.37	$0.09	$0.44
Weighted average shares used in computing net income per share, diluted	252,608	266,910	257,965	274,773
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Costs of subscription	$327	$378	$1,127	$1,323
Costs of professional services	974	306	2,936	1,387
Research and development	4,406	3,100	16,843	11,404
Sales and marketing	5,751	4,834	24,536	21,331
General and administrative	10,011	6,722	38,126	24,072
Restructuring	—	—	866	—
Stock-based compensation expense, net of amounts capitalized	$21,469	$15,340	$84,434	$59,517

Sprinklr, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year ended January 31,
	2026	2025
Cash flow from operating activities:
Net income	$22,905	$121,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	19,064	18,679
Provision for credit losses	2,271	11,560
Stock-based compensation, net of amounts capitalized	84,434	59,517
Non-cash lease expense	8,048	8,188
Deferred income taxes	20,191	(88,069)
Net accretion on marketable securities	(6,409)	(12,544)
Other non-cash items, net	30	207
Changes in operating assets and liabilities:
Accounts receivable	5,710	(30,010)
Prepaid expenses and other current assets	(21,573)	(15,503)
Other non-current assets	(6,408)	(9,560)
Accounts payable	5,907	(7,048)
Operating lease liabilities	(8,405)	(5,570)
Accrued expenses and other current liabilities	11,142	(12,487)
Deferred revenue	22,712	37,473
Other liabilities	(426)	1,148
Net cash provided by operating activities	159,193	77,590
Cash flow from investing activities:
Purchases of marketable securities	(516,840)	(396,154)
Proceeds from sales and maturities of marketable securities	521,922	568,713
Purchases of property and equipment	(1,379)	(5,802)
Capitalized internal-use software	(15,911)	(12,631)
Other investing activities	(262)	—
Net cash (used in) provided by investing activities	(12,470)	154,126
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	15,289	19,908
Proceeds from issuance of common stock upon ESPP purchase	5,127	5,807
Payments for repurchase of Class A common shares and related excise tax	(152,263)	(273,873)
Net cash used in financing activities	(131,847)	(248,158)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	3,099	(2,454)
Net change in cash, cash equivalents and restricted cash	17,975	(18,896)
Cash, cash equivalents and restricted cash at beginning of period	153,533	172,429
Cash, cash equivalents and restricted cash at end of period	$171,508	$153,533

Sprinklr, Inc.
Reconciliation of U.S. GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Non-GAAP gross profit and gross margin:
U.S. GAAP gross profit	$144,826	$143,723	$577,783	$574,638
Stock-based compensation expense and related charges(1)	1,327	686	4,115	2,750
Amortization of stock-based compensation expense - capitalized internal-use software	628	603	2,596	2,216
Non-GAAP gross profit	$146,781	$145,012	$584,494	$579,604
Gross margin	66%	71%	67%	72%
Non-GAAP gross margin	67%	72%	68%	73%

Non-GAAP operating income and operating margin:
U.S. GAAP operating income	$14,171	$10,459	$40,239	$23,970
Stock-based compensation expense and related charges(2)	21,750	15,420	84,539	60,663
Amortization of acquired intangible assets	—	—	—	118
Amortization of stock-based compensation expense - capitalized internal-use software	628	603	2,596	2,216
Non-recurring litigation costs(3)	259	—	2,076	—
Restructuring costs(4)	926	(144)	16,785	2,821
Non-GAAP operating income	$37,734	$26,338	$146,235	$89,788
Operating margin	6%	5%	5%	3%
Non-GAAP operating margin	17%	13%	17%	11%

Free cash flow:
Net cash provided by operating activities	$20,665	$5,365	$159,193	$77,590
Purchases of property and equipment	(540)	(802)	(1,379)	(5,802)
Capitalized internal-use software	(4,195)	(3,022)	(15,911)	(12,631)
Free cash flow	$15,930	$1,541	$141,903	$59,157
(1) Employer payroll tax related to stock-based compensation for the periods ended January 31, 2026 and 2025 was immaterial as it relates to the impact to gross profit.
(2) Includes employer payroll tax related to stock-based compensation expense of $0.3 million and $0.1 million for the three months ended January 31, 2026 and 2025, respectively, and $1.0 million and $1.1 million for the years ended January 31, 2026 and 2025, respectively.
(3) Relates to costs associated with litigation that arise outside of the ordinary course of business.
(4) Includes employer payroll tax related to the February 2025 restructuring of an immaterial amount and $0.8 million for the three and twelve months ended January 31, 2026, respectively, and employer payroll tax related to the May 2024 restructuring of an immaterial amount and $0.4 million for the three and twelve months ended January 31, 2025, respectively.

	Three Months Ended January 31,
	2026			2025
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income and earnings per share:
U.S. GAAP net income	$8,954	$0.04	$0.04	$98,679	$0.39	$0.37
Stock-based compensation expense and related charges(1)	21,750	0.09	0.09	15,420	0.06	0.06
Amortization of stock-based compensation expense - capitalized internal-use software	628	—	—	603	—	—
Income tax expense(2)	(558)	—	—	—	—	—
Non-recurring litigation costs(3)	259	—	—	—	—	—
Restructuring costs(4)	926	—	—	(144)	—	—
Release of U.S. federal and state valuation allowances	—	—	—	(87,058)	(0.34)	(0.33)
Non-GAAP net income	$31,959	$0.13	$0.13	$27,500	$0.11	$0.10
Weighted-average shares outstanding		247,571	252,608		254,911	266,910

	Year Ended January 31,
	2026			2025
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income and earnings per share:
U.S. GAAP net income	$22,905	$0.09	$0.09	$121,609	$0.47	$0.44
Stock-based compensation expense and related charges(1)	84,539	0.34	0.33	60,663	0.23	0.22
Amortization of acquired intangible assets	—	—	—	118	—	—
Amortization of stock-based compensation expense - capitalized internal-use software	2,596	0.01	0.01	2,216	0.01	0.01
Income tax expense(2)	(1,731)	(0.01)	(0.01)	—	—	—
Non-recurring litigation costs(3)	2,076	0.01	0.01	—	—	—
Restructuring costs(4)	16,785	0.07	0.06	2,821	0.01	0.01
Release of U.S. federal and state valuation allowances	—	—	—	(87,058)	(0.33)	(0.31)
Non-GAAP net income	$127,170	$0.51	$0.49	$100,369	$0.39	$0.37
Weighted-average shares outstanding		250,834	257,965		260,241	274,773
(1) Includes employer payroll tax related to stock-based compensation of $0.3 million and $0.1 million for the three months ended January 31, 2026 and 2025, respectively, and $1.0 million and $1.1 million for the years ended January 31, 2026 and 2025, respectively.
(2) Represents the Company’s current and deferred income tax expense commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 26.4% for the year ended January 31, 2026. The Company uses an annual tax rate in its computation of the non-GAAP income tax provision and excludes the direct impact of stock-based compensation expense, employer tax costs related to stock-based compensation, intangible amortization expense, amortization of stock-based compensation expense associated with capitalized internal-use software, non-recurring litigation costs, restructuring costs and settlement of prior year tax positions.
(3) Relates to costs associated with litigation that arise outside of the ordinary course of business.
(4) Includes employer payroll tax related to the February 2025 restructuring of an immaterial amount and $0.8 million for the three and twelve months ended January 31, 2026, respectively, and employer payroll tax related to the May 2024 restructuring of an immaterial amount and $0.4 million for the three and twelve months ended January 31, 2025, respectively.